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                                                                   EXHIBIT 10.31


         ASSUMPTION AGREEMENT, dated as of April 30, 1999, made by RENAISSANCE MEDIA CAPITAL CORPORATION (the "Additional Grantor") in favor of NATIONSBANK, N.A., as Funding Agent (in such capacity, the "Funding Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H :


         WHEREAS, Charter Communications Operating, LLC (the "Borrower"), Charter Communications Holdings LLC, the Lenders, the Funding Agent and the other Agents named therein have entered into a Credit Agreement, dated as of March 18, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

         WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of March 18, 1999 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), in favor of the Funding Agent for the benefit of the Lenders;

         WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

         WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

         NOW, THEREFORE, IT IS AGREED:

         1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

         2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



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         IN WITNESS WHEREOF, the undersigned has caused this Assumption
Agreement to be duly executed and delivered as of the date first above written.

                                       RENAISSANCE MEDIA CAPITAL CORPORATION

                                       By:    /s/Eloise A. Engman
                                          ----------------------------------
                                          Name:  Eloise A. Engman
                                          Title: Vice President



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                                                                Annex 1-A to the
                                                            Assumption Agreement



                            Supplement to Schedule 1






                            Supplement to Schedule 2






                            Supplement to Schedule 3






                            Supplement to Schedule 4





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